UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2018

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on August 20, 2018, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the seven individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2019 and until their successors have been duly elected and qualified, and (ii)  approve to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Robert W. D’Loren	10,979,895	0	97.540
Mark DiSanto	9,642,318	1,337,577	97.540
James Fielding	10,979,895	0	97.540
Michael Francis	9,642,318	1,337,577	97.540
Howard Liebaum	9,691,100	1,288,795	97.540
Benjamin Malka	10,979,895	0	97.540
Deborah Weinswig	10,979,487	408	97.540

2)	The votes cast by stockholders with respect to the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 were as follows:

12,912,384 shares FOR the proposal, 2,435 shares AGAINST the proposal and 340 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

Date: August 22, 2018